UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549
___________

FORM 8 - K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 28, 2012
___________

Northwest Bancorporation, Inc.
(Exact name of registrant as specified in its charter)

Washington	000-24151	91-1574174
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

421 W. Riverside Avenue, Spokane, Washington 99201
(Address of principal executive offices) (Zip Code)

(509) 456-8888
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01	Entry into Material Definitive Agreement.

On December 28, 2012, Northwest Bancorporation, Inc. (the “Company”), the parent company of Inland Northwest Bank (the “Bank”), entered into stock purchase agreements (the “Stock Purchase Agreements”) with a total of six accredited investors pursuant to which the Company is expected to issue common stock and preferred stock in a private placement offering (the “Offering”).  Pursuant to the terms of the respective Stock Purchase Agreements, the Company expects to raise approximately $3.9 million by issuing 832,713 shares of common stock.  In addition, the Company also expects to raise additional funds by issuing shares of convertible series C preferred stock (the “Series C Preferred Stock”), and shares of series D preferred stock (the “Series D Preferred Stock”) to purchasers in the Offering.  The issuance of Series C Preferred Stock and Series D Preferred Stock remains subject to approval by the Company’s Board of Directors of an amendment to the Company’s Articles of Incorporation.  The shares of common stock will be sold at a price of $4.68 per share, which represents a discount of 15% to the average closing price of the Company’s common stock as reported over the ten trading days prior to the date of the Stock Purchase Agreements.

The Company plans to use proceeds of the Offering to (i) bid on the Company’s preferred stock currently held by the U.S. Department of Treasury (“Treasury”) pursuant to the TARP Capital Purchase Program that is expected to be auctioned by Treasury in early 2013, (ii) repay the accrued interest on the Company’s outstanding trust preferred securities, (iii) improve the Company’s ability to serve as a source of strength for the Bank, and (iv) general corporate purposes of the Company.  The consummation of the Offering remains subject to receipt of regulatory approval, approval by Treasury of the Company’s bid, amendment of the Company’s articles of incorporation and customary closing terms and conditions.  Closing of the Offering is not contingent on receipt of any shareholder approvals.

Following the consummation of the Offering, Harlan D. Douglass, current holder of 13.97% of the Company’s outstanding common stock and a member of the Company’s board of directors, would potentially hold up to 35.44% of the voting stock in the Company, assuming all of his convertible preferred stock is converted to common stock.

Description of the Series C and Series D Preferred Stock

Series C Preferred Stock.  After five years, each share of Series C Preferred Stock will be convertible, at the sole discretion of the holder of such shares, into a maximum of up to 863,788 shares of common stock.  Dividends on the Series C Preferred Stock will be payable quarterly in arrears, subject to board and regulatory approval, at an annual rate of 7% and no dividends shall be payable on any junior securities or parity securities unless an identical dividend is payable at the same time on the Series C Preferred Stock. The holders of the Series C Preferred Stock generally would not have voting rights, except, with regard to certain issuances of additional shares of the Company's capital stock.  Holders of Series C Preferred Stock would also have limited voting rights with regard to changes that adversely affect the terms of the Series C Preferred Stock and with regard to a share exchange or other corporate restructuring, if such transaction would result in materially less favorable terms for the Series C Preferred Stock.

Series D Preferred Stock.  The Series D Preferred Stock is not convertible into common stock.  Dividends on the Series D Preferred Stock will be payable quarterly in arrears, subject to Board and regulatory approval, at an annual rate of 5.5% and no dividends would be payable on any junior securities or parity securities unless an identical dividend is payable at the same time on the Series D Preferred Stock. The holders of the Series D Preferred Stock generally do not have voting rights, except the holders of Series D Preferred Stock have limited voting rights with regard to changes that adversely affect the terms of the Series D Preferred Stock, respectively, and with regard to a share exchange or other corporate restructuring, if such transaction would result in materially less favorable terms for the Series D Preferred Stock.

Important Information

The foregoing summary of the Stock Purchase Agreements is not complete and is qualified in its entirety by reference to the complete text of the Stock Purchase Agreements filed as Exhibits 10.1 and Exhibit 10.2 respectively, to this Current Report on Form 8-K and which are incorporated herein by reference in their entirety.  Certain schedules and exhibits to the Stock Purchase Agreements, have not been filed with such exhibits.  The Company will furnish any omitted schedule or exhibit to the Securities and Exchange Commission (the “SEC”) upon request. Certain portions of the Stock Purchase Agreements have been omitted from the descriptions contained in this Current Report on Form 8-K and certain portions of the versions of these agreements attached as Exhibits 10.1 and 10.2 have also been omitted pursuant to a Confidential Treatment Request that the Company submitted to the Commission at the time of filing this Current Report on Form 8-K.

The Offering involves the sale of securities in private transactions that will not be registered under the Securities Act of 1933, as amended, and will be subject to the resale restrictions promulgated thereunder. Such securities being sold in the Offering may not be offered or sold absent registration or an applicable exemption from registration. This filing does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 3.02               Unregistered Sales of Equity Securities

On December 28, 2012, the Company entered into the Stock Purchase Agreements, which provide for the sale of shares of common stock and Series C Preferred Stock or Series D Preferred Stock, respectively, in the Offering as described under Item 1.01 of this Current Report on Form 8-K.  To the extent required by Item 3.02 of Form 8-K, the information contained or incorporated in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02.

The issuance and sale of the securities to purchasers in the Offering is exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to Section 4(2) and Regulation D thereunder.  The Company has not engaged in a general solicitation or advertising with regard to the issuance and sale of the shares of common stock, Series C Preferred Stock or Series D Preferred Stock and is not offering securities to the public in connection with the Offering.

Forward Looking Information

This report contains forward-looking statements that are not historical facts and that are intended to be covered by the safe harbor for "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include, but are not limited to, statements about the Company's plans, objectives, expectations and intentions and other statements contained in this report that are not historical facts and pertain to the Company's future operating results. When used in this report, the words "expects," "anticipates,'' ''intends,'' ''plans,'' ''believes,'' ''seeks,'' ''estimates'' and similar expressions are generally intended to identify forward-looking statements. Actual results may differ materially from the results discussed in these forward-looking statements, because such statements are inherently subject to significant assumptions, risks and uncertainties, many of which are difficult to predict and are generally beyond the Company's control.  These include but are not limited to: the rate of inflation, interest rate levels and market and monetary fluctuations; trade, monetary and fiscal policies and laws, including interest rate policies of the federal government; and the financial condition of the Company's borrowers and lenders. Additional information about risks of the Company achieving results suggested by any forward-looking statements may be found in Company’s Annual Report on Form 10-K and other SEC filings incorporated by reference therein under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”  Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01               Financial Statements and Exhibits

(d)           The following exhibits are being filed herewith:

10.1          Form of Series C Preferred Stock and Common Stock Purchase Agreement, dated as of December 28, 2012, between Northwest Bancorporation, Inc. and the investors identified therein.*

10.2          Form of Series D Preferred Stock Purchase Agreement, dated as of December 28, 2012, between Northwest Bancorporation, Inc. and the investors identified therein.*

*  Confidential treatment has been requested for portions of this exhibit.  These portions have been omitted from this report and submitted separately to the SEC.

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NORTHWEST BANCORPORATION, INC.
(Registrant)

January 4, 2013	By: /s/ Randall L. Fewel
Date	Randall L. Fewel
President and Chief Executive Officer